Exhibit 10.2

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of the 26 day of March, 2008.

AMONG:

ENGETECH, INC., a Turks and Caicos corporation,

(the “Buyer”)

AND

TRANSAX INTERNATIONAL LIMITED, a Colorado corporation

(the “Seller”)

AND

CARLTON FIELDS, P.A., a Florida professional association

(the “Escrow Agent”).

WHEREAS, concurrent with the execution of this Agreement, Buyer and Seller have entered into a Sstock Purchase and Option Agreement (the “Purchase Agreement”) pursuant to which Buyer shall acquire at least 45% and potentially all of the issued and outstanding capital stock of Transax Limited, a Colorado corporation (the “Company”) from Seller in accordance with the terms thereof (the “Acquisition”);

WHEREAS, the Company owns all of the issued and outstanding capital stock of Medlink and MTI;

WHEREAS, as a condition and mutual inducement to the Acquisition, Buyer and Seller shall enter into this Agreement with the Escrow Agent;

WHEREAS, this Agreement shall govern the release of the certificates, together with attached stock powers endorsed in blank, for 45 shares of the Company’s common stock, representing 45% of the issued and outstanding capital stock of the Company (the “Escrow Certificates”), which were acquired by Buyer pursuant to the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and further agree as follows:

R E C I T A L S

1.        Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.        Appointment of the Escrow Agent. Seller and Buyer hereby appoint the Escrow Agent as the escrow agent contemplated by the Purchase Agreement on the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts that appointment and agrees to perform the responsibilities of the Escrow Agent in accordance with the terms and conditions of this Agreement.

3.        Escrow Amount; Investment and Delivery. Buyer shall, immediately upon execution of this Agreement, deliver the Escrow Certificates to the Escrow Agent to be held in trust pending the delivery of a direction in the form attached hereto as Exhibit “A” (a “Direction”) to the Escrow Agent to release the Escrow Certificates in accordance with the terms of this Agreement.

4.        Terms of Release. Seller and Buyer hereby direct the Escrow Agent to hold the Escrow Certificates, provided that the Escrow Certificates shall be released from escrow as follows upon receipt by the Escrow Agent of a Direction either:

(a)       that the Installment Note and all other Obligations secured by the Stock Pledge Agreement have been paid in full; or

(b)       that an Event of Default under the Installment Note has occurred.

Seller and Buyer shall jointly deliver a Direction to the Escrow Agent on the same day as the occurrence of an event set forth in Section 4 (a) or (b) above.

5.         Distribution of Escrow Amount. The Escrow Agent shall distribute the Escrow Certificates from escrow as follows:

(a)       upon receipt of a Direction pursuant to Section 4(a) hereof, the Escrow Agent shall promptly (and in any event within two business days following receipt of such Direction) deliver the Escrow Certificates to Buyer;

(b)       upon receipt of a Direction pursuant to Section 4(b) hereof, the Escrow Agent shall promptly (and in any event within two business days following receipt of such Direction) deliver the Escrow Certificates to Seller.

6.         Indemnification of the Escrow Agent. Seller and Buyer hereby jointly and severally agree to and do hereby release and indemnify and save harmless the Escrow Agent, its officers, directors, shareholders, employees and agents, and their respective heirs, executors, administrators, successors and assigns from and against all claims, suits, demands, costs, damages and expenses in any manner based upon, occasioned by or attributable to any act or omission of the Escrow Agent in the execution of its duties under this Agreement, except for any act or omission involving gross negligence or willful misconduct. Such indemnity will survive the resignation of the Escrow Agent and the termination of this Agreement.

7.        Performance by Parties. Seller and Buyer hereby acknowledge the terms and conditions of this Agreement and agree to take all reasonable steps to facilitate its performance. The Escrow Agent shall be under no obligation to expend or risk its own funds in connection with the execution of its duties hereunder.

8.        Resignation of the Escrow Agent. If the Escrow Agent should wish to resign, it shall give at least 30 days’ notice to Seller and Buyer, and such parties may, by writing, appoint another Escrow Agent in its place and such appointment shall be binding, and the new Escrow Agent shall assume and be bound by the obligations of the Escrow Agent hereunder.

9.        Limit on the Duties of the Escrow Agent. The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound by any notice of a claim or demand with respect to, or any waiver, modification, amendment, termination or rescission of this Agreement or the Purchase Agreement, unless received by it in writing and designated by the parties hereto and, if its duties are herein affected, unless it shall have given its prior written consent in its sole discretion.

10.       Liability and Duties of the Escrow Agent.

(a)       The Escrow Agent may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and shall not be responsible for the negligent actions or misconduct of such parties or any of them.

(b)       The Escrow Agent shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

(c)       In the event of any disagreement arising regarding the terms of this Agreement, the Escrow Agent shall be entitled at its option to refuse to comply with any or all demands whatsoever until the dispute is settled either by written agreement amongst the various parties or by a court of competent jurisdiction.

(d)       Except for its act of gross negligence or willful misconduct, the Escrow Agent shall not be liable for any action taken or omitted by it in good faith or for any mistake of fact or law, and Seller and Buyer, jointly and severally, agree to indemnify and save harmless the Escrow Agent from and against all claims, demands, actions, suits, or other proceedings by whomsoever made, prosecuted or brought and from all losses, costs, damages and expenses in any manner based upon, occasioned by or attributable to any act of the Escrow Agent in the execution of its duties under this Agreement.

(e)       The Escrow Agent shall be entitled to assume the due execution, validity and accuracy of any written notice, request, consent or other document furnished to it in connection with this Agreement and to act on such documents accordingly without incurring any liability as a result thereof.

11.      Interpleader. Notwithstanding any other provision of this Agreement, the Escrow Agent shall have the right at any time, including, without limitation, until the date upon which the Escrow Certificates are released by the Escrow Agent in accordance with Section 5 hereof, to interplead the parties and deposit the Escrow Certificates or any other document or moneys deposited with it with any court of competent jurisdiction in the event of any dispute as to, or if the Escrow Agent in its sole discretion shall conclude that there is a bona fide question, confusion or dispute in respect of or as to, any matter under this Agreement including, without limitation, (i) the holding or delivery of the Escrow Certificates, (ii) the receipt of instructions from any party hereto with regard to the Escrow Certificates which, in the Escrow Agent’s sole opinion, are in conflict with any provision of this Agreement, (iii) any disagreement between any of the parties hereto or between them or any other person or party resulting in demands or adverse claims being made in connection with or for the Escrow Certificates, (iv) the duties of the Escrow Agent in respect of any other matter arising hereunder or (v) the validity, enforceability, extent of enforceability or meaning of any provision of this Agreement, and any such deposit shall wholly discharge the obligations of the Escrow Agent under this Agreement in respect of the Escrow Certificates and any such other document or moneys, as applicable, and shall for all purposes hereof be deemed good and sufficient fulfilment by the Escrow Agent of all of its obligations hereunder.

12.      Escrow Agent as Counsel for Seller. Buyer acknowledges that Escrow Agent is counsel for Seller in connection with the Acquisition, and Buyer waives any and all objection to Escrow Agent’s serving as counsel for Seller in connection with any dispute or litigation arising under this Agreement, the Purchase Agreement, the Acquisition or otherwise.

13.      Counterparts. This Agreement (and any Direction issued pursuant hereto) may be executed in one or more original or facsimile counterparts. Each such counterpart shall be deemed to be an original and all such counterparts together shall constitute one and the same document.

14.      Headings. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement and all provisions of this Agreement will be enforced and construed as if no heading had been used in this Agreement.

15.      Survival. This Agreement shall enure to the benefit of and be binding upon the parties hereto, and each of their heirs, executors, administrators, successors and permitted assigns.

16.      Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

17.      Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given: (i) when delivered by hand; or (ii) upon confirmation of receipt by facsimile (or at such other address for a party as shall be specified by like notice):

To the Escrow Agent:

Carlton Fields, P.A.

100 S.E. 2nd Street, Suite 4000

Miami, FL 33131

Attn: Robert B. Macaulay

Fax:	305-530-0055

To the Buyer:

Engetech, Inc.

Gretton House, Suite 65

Pond Street, Grand Turk

Turks & Caicos Islands

Fax:	011-55-21-2131-0710

To the Seller:

Transax International Limited

5201 Blue Lagoon Drive, 8th Floor

Miami, FL 33126

Attn: Stephen Walters, President and CEO

Fax:	305-629-3092

IN WITNESS whereof the parties hereto have executed this Agreement as of the day and year first above written.

ENGETECH, INC.

By: “Americo de Castro”
Name: Americo de Castro
Title: President

TRANSAX INTERNATIONAL LIMITED

By: “Stephen Walters”
Name: Stephen Walters
Title: President and CEO

CARLTON FIELDS, P.A.

By: “Robert Macaulay”
Robert Macaulay

EXHIBIT A

FORM OF DIRECTION

VIA FACSIMILE (305-530-0055)

Carlton Fields, P.A.

100 S.E. 2nd Street, Suite 4000

Miami, FL 33131

Attn: Robert B. Macaulay

Dear Sirs:

Reference is hereby made to that certain Escrow Agreement, dated as of March 26, 2008, by and among ENGETECH, INC., (the “Buyer”), TRANSAX INTERNATIONAL LIMITED (the “Seller”) and CARLTON FIELDS, P.A. (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Escrow Agreement.

Each of the undersigned acknowledges that the event (as further described in Section 4 of the Escrow Agreement) indicated below by check mark has occurred and that you, as Escrow Agent, are hereby irrevocably authorized to release the Escrow Certificates as set forth below.

Section 4(a): the Escrow Certificates are to be returned to Buyer pursuant to Section 5(a) of the Escrow Agreement

Section 4(b): the Escrow Certificates are to be delivered to Seller pursuant to Section 5(b) of the Escrow Agreement and this shall be your good and sufficient authority for so doing.

DATED as of this _____ day of _________, 2008.

ENGETECH, INC.,

By:______________________________________

Name:____________________________________

Title:_____________________________________

TRANSAX INTERNATIONAL LIMITED

By:______________________________________

Name:____________________________________

Title:_____________________________________